EXHIBIT 99.1

Consolidated Ventures of Oregon, Inc.

Financial Statements and

Independent Auditor’s Report

December 31, 2019 and 2018

Consolidated Ventures of Oregon, Inc.

December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors

of Consolidated Ventures of Oregon, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Consolidated Ventures of Oregon, Inc. and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, statement of changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully explained in Note 1, the Company has incurred losses since inception, has an accumulated deficit of approximately $3,970,000 and a cash balance of approximately $286,000 and working capital of $211,001 as of December 31, 2019. The Company needs to raise capital or debt to fund its obligations and develop its operations and become profitable. In addition, the Company has commenced operations in the production and sale of cannabis and related products, an activity that is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “Act”). These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ L J Soldinger Associates, LLC

Deer Park, IL

November 18, 2020

We have served as the Company’s auditor since 2018.

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Consolidated Ventures of Oregon, Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$285,625	$27,600
Receivables	180,808	50,688
Prepaid expenses	53,225	45,707
Inventory	971,951	1,089,403
Total current assets	1,491,609	1,213,398

Property, plant and equipment, net	2,312,785	2,481,025
TOTAL ASSETS	$3,804,394	$3,694,423

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$225,164	$311,908
Due to related parties	975,444	5,561,695
Note payable, related party	80,000	120,000
Total current liabilities	1,280,608	5,993,603

TOTAL LIABILITIES	1,280,608	5,993,603

Commitments and contingencies

Shareholders’ equity (DEFICIT)
Preferred stock, 10,000,000 authorized, no par value, 0 issued and outstanding as of December 31, 2019 and 2018.	-	-
Common stock, 60,000,000 authorized, no par value, and 20,000,000 shares issued and outstanding as of December 31, 2019 and 2018	-	-
Additional paid in capital	6,495,260	409,605
Accumulated deficit	(3,969,142)	(2,707,115)
Total Consolidated Ventures of Oregon, Inc. shareholders’ equity (deficit)	2,526,118	(2,297,510)
Noncontrolling interest	(2,332)	(1,670)
Total shareholders’ equity (deficit)	2,523,786	(2,299,180)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$3,804,394	$3,694,423

The accompanying notes are an integral part of these audited consolidated financial statements.

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Consolidated Ventures of Oregon, Inc.

Consolidated Statements of Operations

Years ended December 31, 2019 and 2018

	2019	2018

Revenues	$2,905,731	$2,648,469
Cost of revenues	2,982,959	2,761,406
Gross loss	(77,228)	(112,937)

Operating expenses
Sales, general and administrative	408,673	631,072
Labor costs	515,977	544,174
Total operating expenses	924,650	1,175,246

Loss from operations	(1,001,878)	(1,288,183)

Other income (expenses)
Other income (expenses)	1,543	(32)
Interest expense – related party	(308,628)	(494,839)
Other (expenses)	(307,085)	(494,871)

Loss before income tax	(1,308,963)	(1,783,054)
Income tax provision	46,274	-
Net loss	$(1,262,689)	$(1,783,054)
Net loss attributable to Noncontrolling interest	(662)	7,761
Net loss attributable to Consolidated Ventures of Oregon, Inc.	$(1,262,027)	$(1,790,815)

Net loss per share, basic and diluted	$(0.063)	$(0.089)

Weighted-average shares outstanding, basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these audited consolidated financial statements.

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Consolidated Ventures of Oregon, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

	Common Stock		Additional Paid-in	Accumulated	Shareholders’ Equity	Non-Controlling	Total Shareholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)	Interest	(Deficit)
Balance as of December 31, 2017	20,000,000	$-	$351,936	$(916,300)	$(564,364)	$(9,431)	$(573,795)
Debt forgiveness from related parties	-	-	57,669	-	57,669	-	57,669
Net loss	-	-		(1,790,815)	(1,790,815)	7,761	(1,783,054)
Balance as of December 31, 2018	20,000,000	$-	$409,605	$(2,707,115)	$(2,297,510)	$(1,670)	$(2,299,180)
Lease fees contributed	-	-	12,444	-	12,444	-	12,444
Debt forgiveness from related parties	-	-	6,073,211	-	6,073,211	-	6,073,211
Net loss	-	-		(1,262,027)	(1,262,027)	$(662)	(1,262,689)
Balance as of December 31, 2019	20,000,000	$-	$6,495,260	$(3,969,142)	$2,526,118	$(2,332)	$2,523,786

The accompanying notes are an integral part of these audited consolidated financial statements.

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Consolidated Ventures of Oregon, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2019 and 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,262,689)	$(1,783,054)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	197,963	181,929
Lease fee contributed to additional paid in capital	12,444	-
Bad debt on uncollected from related parties		216,001
Changes in operating assets and liabilities:
Receivables	(130,120)	(29,536)
Prepaid expenses	(7,518)	11,755
Inventory	117,452	231,837
Accounts payable and accrued liabilities	(86,743)	(11,592)
Due to related parties	1,457,237	947,579
Net cash provided by (used in) operating activities	298,026	(235,081)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	-	(5,280)
Net cash used in investing activities	-	(5,280)

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable, related parties	-	87,151
Repayment of note payable, related party	(40,000)	-
Proceeds from note payable, related party	-	40,000
Net cash (used in) provided by financing activities	(40,000)	127,151

Net increase (decrease) in cash	258,026	(113,210)
Cash at beginning of period	27,599	140,809
Cash at the end of the period	$285,625	$27,599

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Suppplemental Non-cash Investing and Financing Activities:
Property, plant and equipment paid from related party	$29,723	$426,001
Due to related parties contributed	$2,712,712	$57,669
Note payable – related party contributed	$3,360,499	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Incorporation and Operations and Going Concern

Consolidated Ventures of Oregon, Inc. (the Company) was formed in the state of Oregon on July 31, 2015. The Company’s principal business operation is the cultivation, processing, packaging, supply and retail sales of marijuana product to the retail marketplace. In order to pursue this business venture, the Company incorporated and acquired controlling membership interests in various Oregon limited liability companies to create a vertically operated business model from seed to sales at an owned and operated retail location in the State of Oregon. The Company and its controlled subsidiaries are wholesale producers of recreational marijuana flower, by-product, extracts, tinctures, food items and pre-roll product in the state of Oregon.

Going Concern

These audited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. While the recreational use of cannabis is legal under the laws of certain States, where the Company is currently producing or selling cannabis, the use and possession of cannabis is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018 the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney’s in their respective states clearly indicating that the burden is with “federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community.” Subsequently, in April 2018, President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis, however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the US Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

Should the United States Federal Government choose to begin enforcement of the provisions under the Act, the Company could be prosecuted under the Act and the Company may have to immediately cease operations and/or be liquidated. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The recent COVID-19 pandemic could have an adverse impact on our ongoing operations. The Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There may be disruptions to our supply chain and business operations, disruptions to our retail operation, personnel absences, or restrictions on the shipment of our suppliers’ or customers’ products, any of which could have adverse ripple effects throughout our business. If we need to close any of our facilities or a critical number of our employees become too ill to work, our production ability could be materially adversely affected in a rapid manner. Similarly, if our customers experience adverse consequences due to COVID-19, or any other, pandemic, demand for our products could also be materially adversely affected in a rapid manner. Global health concerns, such as COVID-19, could also result in social, economic, and labor instability in the markets in which we operate. Any of these uncertainties could have a material adverse effect on our business, financial condition or results of operations.

The Company has had losses since inception and has a accumulated deficit of 3,969,142 as of December 31, 2019. Management believes that the Company has access to capital resources through potential public or private issuances of debt or equity securities. However, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated during the consolidation process. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.

Principals of Consolidation

The Company’s policy is to consolidate all entities that it controls by ownership of a majority of the outstanding membership interest. For consolidated entities that are less than wholly owned, the third party’s holding of equity interest is presented as noncontrolling interests in the Company’s Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders’ Equity (Deficit). The portion of net loss attributable to the noncontrolling interests is presented as net loss attributable to noncontrolling interests in the Company’s Consolidated Statements of Operations.

The accompanying consolidated financial statements include the accounts of Consolidated Ventures of Oregon, Inc. and its wholly owned subsidiaries, JV Production 3 LLC, JV Extraction LLC, JV Applegate LLC, and JV Wholesale LLC. The Company also owns a 94.66% and 89.32% membership interest in each of JV Foods LLC and Kind Care, LLC respectively. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The significant estimates include, but are not limited to, assumptions used in inventory valuation and useful life of fixed assets and future expected cash flows in conjunction with testing long lived assets for impairment.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three months or less at the time of purchase. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company maintains cash at a bank as well as cash-on-hand. Accounts at the banking institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At December 31, 2019 and 2018 there were no uninsured balances at any banking institution.

Licenses

The Company’s operations are dependent on its licenses with the state of Oregon which are required to be renewed yearly. In addition, the Company is geographically limited with respect to its sales as its licenses are exclusive to the state Oregon.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of our financial instruments, including accounts receivable and accounts payable are carried at cost, which approximates their fair value due to their short-term maturities.

The Company follows the fair value measurement rules, which provides guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Level 1— Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2— Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data.

Level 3— Inputs are unobservable and reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best available information.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for property taxes and insurance.

Advertising Costs

The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense was $55,687 and $20,941 for the years ended December 31, 2019 and December 31, 2018, respectively.

Accounts Receivable

Accounts receivable are shown on the face of the consolidated balance sheets, net of an allowance for doubtful accounts. The Company analyzes the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends, in determining the allowance for doubtful accounts. There is no reserve for doubtful accounts of as of December 31, 2019 and 2018.

Inventory

Inventory is comprised of raw materials, finished goods and work-in-progress such as pre-harvested cannabis plants and by-products. The costs of growing cannabis including but not limited to labor, utilities, nutrition and irrigation, are capitalized into inventory until the time of harvest.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Cost includes expenditures directly related to agriculture and the processing of material to produce products. Primary costs include raw materials, packaging, direct labor, and the depreciation of manufacturing equipment and production facilities determined at normal capacity. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance. rent and property taxes.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Inventory (cont’d)

Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. At the end of each reporting period, the Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

Concentration risk

The recreational use of cannabis is legal under the laws of the state of Oregon as well as 9 other states in the U.S. Licenses for the sale of recreational cannabis limits sales to within the state in which the license is issued. The use and possession of cannabis continues to be illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). As a result of these and other limitations imposed on the Company’s business operations relative to its licensed area of operations, the Company may be substantially exposed to additional operational risks which may occur in the event there are adverse changes to State policy, Federal policy, tax laws, or over expansion of the cannabis market within the State, resulting in an inability to effectively monetize products and carry out profitable operations.

Property and Equipment

Property and equipment and leasehold improvements are recorded at cost less accumulated depreciation and amortization. Expenditures that materially extend the useful life of an asset are capitalized. Repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of assets of generally five years. Assets are depreciated starting at the time they are placed into service.

Leasehold improvements are amortized over the shorter of the lease term (including reasonably assured renewal periods).

The Company estimates useful lives as follows:

Leasehold improvements	Shorter of term of lease or economic life of improvement
Furniture, machinery and equipment	5 years
Signage	5 years
Software and related	5 years

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

The Company evaluates the carry value of its long-lived assets and infinite-lived intangibles for events or changes in circumstances indicate the carrying amounts may not be recoverable. If such indicators are present, the Company assesses the recoverability of affected assets by determining whether the carrying value of such assets is less than the sum of the undiscounted future cash flows of the assets. If such assets are found not to be recoverable, the Company measures the amount of such impairment by comparing the carrying value of the assets to the fair value of the assets, with the fair value generally determined based on the present value of the expected future cash flows associated with the assets. No impairment has been recorded for the periods ended December 31, 2019 and 2018.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized when all the following criteria have been met:

i)	persuasive evidence of an arrangement exists;
ii)	delivery has occurred, or services have been rendered;
iii)	the sales price is fixed or determinable; and;
iv)	collectability is reasonably assured.

Sales Discounts

The Company classifies discounts given to customers for product purchased as a reduction to sales revenues.

Related parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Income Tax Provisions

The Company has adopted ASC Topic 740 – “Income Taxes” ASC Topic 740 which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. For businesses, the Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate. The rate reduction took effect on January 1, 2018.

Ordinary and necessary business deductions other than the cost of goods sold are disallowed by the Internal Revenue Service for cannabis companies under the Internal Revenue Code (the “IRC”) Section 280E. IRC Section 280E prohibits our businesses from deducting ordinary and necessary business expenses pertaining to cannabis sales, forcing the Company to contend with higher effective federal tax rates than similar companies in other industries. This onerous tax burden significantly impacts the profitability of the Company and may make the pricing of its products less competitive.

The Company expenses penalties and interest related to federal income taxes as incurred. Penalties, if any, are included in general and administration expenses on the Statement of Operations.

The benefits of uncertain tax positions are recorded in our financial statements only after determining a more likely than not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. Management has analyzed the Company’s tax positions and believes there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statement.

Net income (loss) per common share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2019 and 2018, as there are no potential shares outstanding that would have a dilutive effect.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard amends the existing lease accounting guidance and requires lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of one year or less) on their balance sheets. Lessees will continue to recognize lease expense in a manner similar to current accounting. For lessors, accounting for leases under the new guidance is substantially the same as in prior periods but eliminates current real estate-specific provisions and changes the treatment of initial direct costs. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparable period presented, with an option to elect certain transition relief. Full retrospective application is prohibited. The standard will be effective for the Company on January 1, 2020; however, early adoption of the ASU is permitted. The Company is still finalizing its analysis and expects to recognize additional operating liabilities with corresponding ROU assets of approximately the same amount effective of January 1, 2020 based on the present value of the remaining lease payments.

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, supersedes the revenue recognition requirements and industry specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Topic 606 defines a five-step process that must be evaluated and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. On June 3, 2020, the FASB issued ASU 2020-05, which amends the effective dates of the Board’s standards on revenue (ASU 606) to give immediate relief to certain entities as a result of the widespread adverse economic effects and business disruptions caused by the corona virous disease 2019 (COVID 19) pandemic. Specifically, the Board deferred the effective date of ASC 606 for private companies. The deferral applies if an entity has not issued its financial statements as of June 3, 2020. The deferral allows private companies to adopt ASU 606 for annual reporting periods beginning after December 15, 2019. The Company adopted Topic 606 on January 1, 2020 using the modified retrospective method, which allows any accumulated adjustment to be recorded as an adjustment to the opening retained earnings and not requiring the restatement of the 2019 financial statements.

Note 3 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Fixtures, machinery and equipment	139,654	109,931
Leaseholder improvements	2,732,958	2,732,958
	2,872,612	2,842,889
Less accumulated depreciation and amortization	(559,827)	(361,864)
Property and equipment, net	$2,312,785	$2,481,025

Depreciation and amortization expense amounted to $197,963 and $181,929 for the years ended December 31, 2019 and 2018, respectively.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Inventory

The following is a breakdown of inventory as at December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Finished goods	406,035	298,398
Work-in-progress	565,916	791,005
	$971,951	$1,089,403

Note 5 – Note Payable – Related party

Related party notes payable consisted of the following as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Notes payable, related party	$80,000	$120,000

During November 2017, one of the Company’s controlled subsidiaries entered into a Promissory Note with a face value of $80,000 with a corporate entity that has shareholders, officers and directors in common with the Company. The Note bears interest at a rate of 6% per annuum and was due one year from the date of issue. The note currently in default is due on demand.

On November 30, 2018 an employee entered into a Secured Note payable on behalf of the Company with a director of the Company in the amount of $40,000, secured by certain shares of marketable common stock owned by the employee. The funds were advanced to the Company and is reflected on the Balance Sheets in Notes Payable, Related party. The note called for a flat rate of interest in the amount of $10,000 payable on maturity, January 31, 2019. The note was repaid in full during the fiscal year ended December 31, 2019.

Note 6 – Due to Related Parties

Due to related parties consisted of the following at:

	December 31, 2019	December 31, 2018
Accrued interest (a)	$-	$1,009,024
Lease payable (a)	204,386	1,163,608
Advances (c)	851,058	148,564
Line of credit (b)	-	393,251
Due to shareholders (a)	-	2,967,248
Total	$1,055,444	$5,681,695

(a) (i) On July 30, 2015 the Company entered into commercial leases with a company with, shareholders and directors in common, for two properties located in Eugene, Oregon having 11,400 and 16,530 square feet, respectively. The initial terms of the leases were five (5) years with an option to renew for an additional five years with six months’ advance notice. Base rent escalates annually for the two properties ranging from $9.80 to $11.70 per square foot, and any unpaid rent accrues interest at a rate of twelve (12%) per annum.

(ii) In August 2016 the Company entered into a further commercial lease with the same related party entity in Note 6(a)(i) for a grow location in Jackson County, Oregon for an initial term of five (5) years with an option to renew for an additional five years with six months’ advance notice. Base rent escalates annually and totaled $8,550 in year one, $8,807 in year two, $9,071 in year three, 9,343 in year 4 and $9,623 in year five.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Due to Related Parties (continued)

(iii) In July 2015 the Company’s subsidiary, Kind Care LLC entered into a commercial lease with a related party for a retail property located in Eugene, Oregon occupying $1,500 square feet. The lease has a term of 5 years with base rent of $3,006 per month commencing October 1, 2016 with an option to renew for an additional five years with six months’ advance notice.

The components of lease expense for the year ended December 31, 2019 and 2018 as follow:

	For the Year ended December 31,
	2019	2018
Operating lease	$485,286	$466,588

Future minimum lease payments at December 31, 2019 were as follows:

2020	$333,744
2021	$94,415

Concurrent with the entry into the leases disclosed in (i) and (ii) above, the leaseholder and a shareholder of the Company agreed to advance capital for leasehold improvements in order to build out certain of the leased properties for commercial operation. Amounts advanced for leasehold improvements accrued interest at a rate of 12% per annum on a compounding basis. As at December 31, 2018, a total of $2,967,248 was due and payable to these parties in respect to the improvements. Further, accumulated interest on unpaid rent and improvements totaled $1,009,024, and unpaid rent totaled $1,163,608.

On July 10, 2019, Stem Holdings, Inc.(“STEM”) a publicly traded company listed on the OTC:QX and a related entity with directors and shareholders in common acquired the properties discussed in (i) and (ii) above. Concurrent with the acquisition, the former owners of the properties agreed to forgive accrued interest, rent and shareholder advances as of the date of the agreement. As a result, related parties contributed capital to the Company including accrued interest payable of $1,317,654, lease payable of $1,395,058 and amounts due to shareholders of $2,967,248. A further $12,444 in lease accruals for the period July 1, 2019 through July 10, 2019 was also recorded as contributed capital upon the sale. STEM assumed the various leases upon acquisition and as at December 31, 2019 $204,386 was due to STEM in respect of unpaid lease accruals.

(b) On September 1, 2015 the Company and one of its shareholders entered into Line of Credit Promissory Note agreement whereunder the shareholder agreed to advance from time to time the principal sum of $300,000 for ongoing operational expenses and leasehold improvements. The Note bears interest at a rate of twelve (12%) per annum and is repayable no later than January 5, 2025. Subsequent to the original Note the parties verbally agreed to increase the amounts advanced to up to $400,000 and as at December 31, 2018 there was a balance of $393,251 due and payable under the Note. Concurrent with the acquisition of the commercial properties disclosed in (a)(i) and (a)(ii) above, the Noteholder agreed to forgive the Note and the entire balance outstanding was applied to paid in capital in July 2019.

(c) For the period from inception to date, shareholders, officers, directors and related entities have made advances for ongoing operational expenses. Related party advances include amounts paid by related entities and individuals directly to third parties in respect to operating expenses incurred during the normal course. Advances are non-interest bearing and have no specific terms of repayment.

During fiscal 2018, related parties forgave a total of $57,669 with respect to certain advances payable and invoices from related entities. The amounts forgiven have been applied to paid in capital.

Note 7 – Shareholders’ Equity

Preferred shares

The Company has authorized 10,000,000 shares of Preferred Stock, no par value. As at December 31, 2019 and 2018 there were no designations of preferred stock and no shares of preferred stock had been issued.

Common shares

The Company has authorized 60,000,000 shares of Common Stock, no par value. As at December 31, 2019 and 2018 there were a total of 20,000,000 shares issued and outstanding.

On September 1, 2015 the Company entered into subscription agreements with two Oregon limited liabilities companies whereunder each individual shareholder subscribed for 10,000,000 shares of common stock at a purchase price of $300,000, as well as certain other tangible and intangible consideration including know-how and intellectual property assets, such as trade secrets, brand names and trademark rights. Subsequently the Company and the shareholders amended the original subscription agreements to restate the purchase price for the common shares to $105,000 per individual shareholder. During fiscal 2016 a total of $210,000 was received in full satisfaction of the purchase price.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Income Tax

The income tax expense (benefit) consisted of the following for the fiscal years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Total current income tax (benefit)	$(46,274)	$-
Total deferred expense	-	-
	$(46,274)	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax and state income tax provisions to the actual income tax benefit for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Expected benefit at federal statutory rate	(361,000)	(492,000)
Non-deductible expenses	321,000	448,000
Change in valuation allowance	40,000	44,000
	$-	$-

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Income Tax (continued)

Significant components of the Company’s deferred tax assets and liabilities were as follows for the fiscal years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Deferred tax assets:
Net operating loss carryforwards – federal and state	$634,000	$442,000
Accounts receivable	16,000	37,000
Fixed assets	131,000	164,000
Accounts payable	-	30,000
Accruals	16,000	(1,000)
Total deferred tax assets	797,000	672,000
Deferred tax liabilities:
Inventory	(33,000)	(21,000)
Prepaids		(7,000)
Accounts payable	(80,000)	-
Total deferred tax liabilities	(113,000)	(28,000)

Net deferred tax assets	684,000	644,000
Less valuation allowance	(684,000)	(644,000)
Net deferred tax assets (liabilities)	$-	$-

During the years ended December 31, 2019 and 2018 the Company recognized no amounts related to tax, interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. The Company currently has no tax filings under examination by any jurisdiction.

As of December 31, 2019, the Company estimates it has approximately $1,900,000 in US Federal net operating loss carry forwards.

Under ASC 740, Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2019, and 2018, there were no deferred taxes due to the uncertainty of the realization of net operating loss or the limitation due to the change of ownership. See Note 9.

Note 9 – Other events

On August 12, 2019, STEM agreed to acquire the business operations of the Company and its subsidiaries (the “Operating Companies”), contingent upon receipt of a legal opinion that the operation of the Company’s marijuana businesses in the State of Oregon will not violate any federal or state laws.

Pursuant to the terms of a Merger Agreement between certain related parties, related corporate entities, and the Company’s shareholders, STEM agreed to acquire the Company and its subsidiaries, as well as certain other assets held by related parties and corporate entities for a deemed aggregate purchase price of 12.5 million shares of STEM common stock. It was further agreed that the purchase price be satisfied by releasing these shares, which had been held in escrow during the pendency of the closing of the transaction, to the beneficial owners of the Company and other parties as set out in the acquisition agreement. Certain beneficial owners of the Company and the other related entities are also directors, officers and/or shareholders of STEM. On September 4, 2020, the STEM received all of the necessary regulatory approvals from government entities of the State of Oregon and, pursuant to the Merger Agreements, the transaction was consummated on that date.

The attorney for STEM received certain information on a informal basis from the Oregon Liquor Control Commission, such that STEM began consolidating the Company within its financial statements at the beginning of April 2020.

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Consolidated Ventures of Oregon, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Commitments and Contingencies

As noted earlier in Note 1, the Company, engages in a business that constitutes an illegal act under the laws of the United States Federal Government. This raises several possible issues which may impact the Company’s overall operations, not the least of which are related to traditional banking and other key operational risks. Since cannabis remains illegal on the federal level, and most traditional banks are federally insured, those financial institutions will not service cannabis businesses. In states where medical or recreational marijuana is legal, dispensary owners, manufacturers, and anybody who “touches the plant,” continue to face a host of operational hurdles. While local, state-chartered banks and credit unions now accept cannabis commerce, there remains a reluctance by traditional banks to do business with them.

Aside from a huge inconvenience and the need to find creative ways to manage financial flow, payroll logistics, and payment of taxes, this also poses tremendous risks to controls as a result of operating a lucrative business in cash. This lack of access to traditional banking may inhibit industry growth.

Despite the uncertainties surrounding the Federal government’s position on legalized marijuana, the Company does not believe these risks will have a substantive impact on its planned operations in the near term

Note 11 – Subsequent events

Management has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that other than the merger disclosed in Note 9, there are no additional subsequent events to disclose.

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